UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2011

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (865) 379-5700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On June 30, 2011, Ruby Tuesday, Inc. (the “Company”) entered into an agreement (the “BD Agreement”) with Steven R. Becker (“Becker”), Matthew A. Drapkin (“Drapkin”), Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners III, L.P., Becker Drapkin Management, L.P. and BC Advisors, LLC (collectively, the “BD Group”) and a separate agreement (the “Carlson Agreement” and together with the BD Agreement, the “Agreements”) with Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Carlson Capital, L.P., Asgard Investment Corp., and Clint D. Carlson (collectively, the “Carlson Group”).

Under the Agreements, the Company agreed to increase the size of the Company’s Board of Directors (the “Board”) from eight to nine directors and to appoint Drapkin as a Class III member of the Board, which has a current term running until the Company’s annual meeting of the shareholders (“Annual Meeting”) to be held in 2013, to fill the vacancy, effective no later than five business days from the execution of the Agreements.  The Company also agreed to appoint Becker as a Class I member of the Board to replace retiring director R. Brad Martin, effective no later than five business days from the execution of the Agreements.  In addition, the Company will nominate Becker for election to a three-year term when his term expires at the Annual Meeting to be held in 2011.  Upon their appointments, Becker will become a member of the Executive Compensation and Human Resources Committee and the Nominating and Governance Committee, and Drapkin will become a member of the Audit Committee and the Nominating and Governance Committee.

Under the Agreements, each member of the BD Group and the Carlson Group will cause all shares of the Company’s common stock owned by such member to be (i) present for quorum purposes at any shareholder meeting where directors will be elected to the Board occurring during the time that Becker or Drapkin is a member of the Board and (ii) voted in favor of all directors nominated by the Board for election.

 The Agreements also impose certain “standstill” restrictions on the members of the BD Group and the Carlson Group, which run from the date hereof until the earlier of (i) June 30, 2013, (ii) the date, if any, that the Nominating and Governance Committee notifies Drapkin that it has resolved not to nominate him for election as director at the Annual Meeting to be held in 2013 or (iii) the date, if any, that the Company breaches certain obligations under the Agreements (such period, the “Standstill Period”).  During the Standstill Period, each member of the BD Group and the Carlson Group is prohibited from, among other things and subject to certain limited exceptions: (i) acquiring beneficial ownership of any securities of the Company if, after such acquisition, the member would beneficially own more than 5.01% of the Company’s common stock in the case of the BD Group and 9.99% of the Company’s common stock in the case of the Carlson Group; (ii) engaging in activities to control or influence the governance or policies of the Company, including by submitting shareholder proposals, nominating candidates for election to the Board or opposing candidates nominated by the Board, attempting to call special meetings of the Company’s shareholders or soliciting proxies with respect to voting securities of the Company; (iii) participating in any “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company’s common stock or (iv) publicly disparaging any member of the Board or the Company’s management.  In addition, during the Standstill Period, each member of the BD Group is prohibited from serving on the board of certain competitors of the Company or engaging in any short sale or derivatives transaction that derives any significant part of its value from a decline in the market price or value of the Company’s securities.

The BD Group further agreed to withdraw its letter to the Secretary of the Company dated June 1, 2011 providing notice of its intent to nominate persons for election as directors at the Annual Meeting to be held in 2011.  The Agreements further provide that the BD Group and the Carlson Group will terminate the “group” formed with respect to the Company’s common stock within the meaning of Rule 13d-5(b)(1) promulgated under the Exchange Act.

In connection with their appointments as directors under the Agreements, Becker and Drapkin will receive the same compensation and be eligible for reimbursement of expenses on the same basis as the Company’s other non-employee directors.

The full text of the BD Agreement is attached as Exhibit 10.1 to this current report and incorporated herein by reference.  The full text of the Carlson Agreement is attached as Exhibit 10.2 to this current report and is incorporated herein by reference.  The foregoing does not purport to be a complete summary of the Agreements and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

On June 30, 2011, the Board also passed a resolution authorizing an amendment (the “Amendment”) to the Stock Incentive and Deferred Compensation Plan for Directors (the “Plan”).  The Company intends to submit the Amendment to a vote of the shareholders at the Annual Meeting to be held in 2011 and the Amendment will not take effect until it has been approved by the Company’s shareholders.  The Amendment provides for accelerated vesting of equity awarded to non-employee directors upon (i) the director’s death or disability, (ii) the director attaining age 70, (iii) the director’s retirement or (iv) a Change of Control (as that term is defined in the Plan).  The Board authorized this amendment in connection with Mr. Martin’s retirement from the Board (as described in Item 5.02 of this current report) to ensure that Mr. Martin’s outstanding equity awards vested as if he had served the remainder of his term.

The foregoing does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 10.3 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Becker and Drapkin were appointed to the Board effective June 30, 2011 under the Agreements described in Item 1.01 of this report.

Neither Becker nor Drapkin has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Becker has served as Managing Partner and Founder of Becker Management, L.P. (“BDM”) (previously known as Greenway Capital) since 2004.  Prior to founding BDM, Mr. Becker was a Partner at Special Situations Funds, a New York-based asset manager.  Prior to joining Special Situations Funds, Mr. Becker worked at Bankers Trust Securities in distressed debt and leveraged equities research.  Mr. Becker holds a B.A. from Middlebury College and a J.D. from the University of Florida.

Mr. Drapkin has been a partner at BDM since December 2009.  Prior to joining BDM, Mr. Drapkin served as head of research, special situations and private equity for New York-based hedge fund ENSO Capital.  He also previously served as Senior Vice President, Corporate Development for the private investment firm MacAndrews & Forbes.  Mr. Drapkin holds a B.A. in American History from Princeton University, an M.B.A. in Finance from Columbia University School of Business, and a J.D. from Columbia University School of Law.

In addition, R. Brad Martin resigned as a member of the Board, the Nominating and Governance Committee and the Executive Compensation and Human Resources Committee effective June 30, 2011.

The joint press release dated July 1, 2011 issued by the Company, Becker Drapkin Management, L.P. and Carlson Capital, L.P. announcing Becker’s and Drapkin’s appointment to the Board is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

10.1
Agreement dated as of June 30, 2011 by and among Ruby Tuesday, Inc. and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners III, L.P., Becker Drapkin Management, L.P. and BC Advisors, LLC.

10.2
Agreement dated as of June 30, 2011 by and among Ruby Tuesday, Inc. and Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Carlson Capital, L.P., Asgard Investment Corp., and Clint D. Carlson.

10.3	First Amendment dated June 30, 2011 to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (as amended and restated as of October 8, 2008).

99.1	Press Release dated July 1, 2011 issued by the Company, Becker Drapkin Management, L.P. and Carlson Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY TUESDAY, INC.
Date:	July 1, 2011	By:	/s/ Marguerite N. Duffy
			Name:	Marguerite N. Duffy
			Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Agreement dated as of June 30, 2011 by and among Ruby Tuesday, Inc. and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners III, L.P., Becker Drapkin Management, L.P. and BC Advisors, LLC.

10.2
Agreement dated as of June 30, 2011 by and among Ruby Tuesday, Inc. and Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Carlson Capital, L.P., Asgard Investment Corp., and Clint D. Carlson.

10.3	First Amendment dated June 30, 2011 to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (as amended and restated as of October 8, 2008).
99.1	Press Release dated July 1, 2011 issued by the Company, Becker Drapkin Management, L.P. and Carlson Capital, L.P.